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Climate Change Crisis Real Impact I Acquisition Corporation

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On February 11, 2021, Climate Change Crisis Real Impact I Acquisition Corporation issued a press release. Below is a copy of the press release, which is being filed herewith as a soliciting material.

Climate Change Crisis Real Impact I Acquisition Corporation (“CRIS”)

Press Release

February 11, 2021

EVgo Further Extends Nation’s Largest Fast Charging Network to Tesla Drivers

EVgo to Add More than 600 Integrated Tesla Connectors Across its Network in 2021

LOS ANGELES - February 11, 2021 - EVgo, the nation’s largest public fast charging network for electric vehicles (EVs), is expanding its offering for Tesla (NASDAQ: TSLA) drivers to charge at more EVgo stations across the country, upgrading hundreds of its stations with integrated Tesla connectors. This will further EVgo’s reach as the only EV charging platform that is both 100% renewable electricity powered and capable of charging all three fast charging standards (CHAdeMO, SAE Combo or CCS, and Tesla) without the need of a separate adaptor. This, combined with EVgo’s industry leading uptime of 98%, will further extend the benefits of EVs to more U.S. drivers and reduce greenhouse gas emissions from the transportation sector.

EVgo will deploy more than 400 integrated Tesla connectors at existing EVgo stations, with an additional 200 connectors reserved for new stations planned for 2021 in key cities including San Francisco, Los Angeles, San Diego, Seattle, Denver, Dallas, Austin, Washington D.C., Salt Lake City, and Miami. EVgo first launched the integrated Tesla connectors at its locations in San Francisco and Los Angeles in December 2019, positioning itself as the first multi-standard fast charging platform to offer Tesla connectors in the U.S., and remains the only third-party fast charging network to be incorporated in the Tesla navigation system in the U.S.

Today, Tesla represents as much as 80% of the U.S. market for EVs and its drivers, like all EV drivers, need convenient, reliable options to charge. EVgo’s strategic and convenient locations in grocery stores and retail outlets across the country meet that need. And now, EVgo’s increased footprint with hundreds of additional integrated Tesla connectors mean Tesla drivers can charge without the need for an adaptor.

“EVgo’s expansion of integrated Tesla connectors underscores our commitment to delivering convenient and reliable fast charging to all EV drivers,” said Cathy Zoi, CEO of EVgo. “EV drivers seek efficiency and convenience in how they charge their vehicles, including the ability to shop while they charge. Today’s exciting announcement will make it even easier for Tesla drivers to top up while they grocery shop and run other errands, while driving greater utilization across our growing charging network.”

EVgo’s integrated Tesla connectors are capable of providing 100 miles of charge in 30 minutes, which is aligned with the requirements of customers who charge at retail locations. EVgo’s site host partners, including The Save Mart Companies, Sheetz, and shopping malls across the country, see significant value in offering easy access to fast charging right outside their stores. And with the pool of EV drivers and vehicles expected to dramatically increase to more than 7 million by 2027, the appeal of onsite charging and the value offered by EVgo’s network will continue to expand as well.

Business Combination Update

EVgo remains on track to complete its previously announced business combination with Climate Change Crisis Real Impact I Acquisition Corporation (“CRIS”) (NYSE: CLII), a publicly traded special purpose acquisition company, in the second quarter of 2021. Upon closing, the combined company will be named EVgo Inc. and trade under the symbol “EVGO” on the Nasdaq. For additional information related to the business combination, please visit www.evgo.com/investors.

About EVgo

EVgo is the nation’s largest public fast charging network for electric vehicles, and the first to be powered by 100% renewable energy. With more than 800 fast charging locations in more than 67 metropolitan areas across 34 states, EVgo owns and operates the most public fast charging locations in the US. and serves more than 220,000 customers. Founded in 2010, EVgo leads the way on transportation electrification, partnering with automakers; fleet and rideshare operators; retail hosts such as hotels, shopping centers, gas stations and parking lot operators; and other stakeholders to deploy advanced charging technology to expand network availability and make it easier for all drivers to take advantage of the benefits of driving an EV. As a charging technology first mover, EVgo works closely with business and government leaders to accelerate the ubiquitous adoption of EVs by providing a reliable and convenient charging experience close to where drivers live, work and play, whether for a daily commute or a commercial fleet. EVgo’s parent company is owned by LS Power, a New York-headquartered development, investment and operating company focused on leading edge solutions for the North American power and energy infrastructure sector. For more information, visit evgo.com and lspower.com.

About LS Power

LS Power is a development, investment and operating company focused on the North American power and energy infrastructure sector. Since its inception in 1990, LS Power has developed, constructed, managed or acquired more than 45,000 MW of power generation, including utility-scale solar, wind, hydro, natural gas-fired and battery energy storage projects, and has developed more than 660 miles of high voltage electric transmission. Additionally, LS Power actively invests in businesses focused on renewable energy and renewable fuels, as well as distributed energy resource platforms, such as CPower Energy Management and EVgo. Across its efforts, LS Power has raised in excess of $46 billion in debt and equity capital to support North American infrastructure. For more information, please visit lspower.com.

About CRIS

CRIS is a special-purpose acquisition company (SPAC) formed to identify and acquire a scalable company making significant contributions to the fight against the climate crisis. CRIS is co-sponsored by private funds affiliated with Pacific Investment Management Company LLC (PIMCO), which has more than $640 billion in sustainability investments across its portfolios. CRIS is led by a seasoned operations and leadership team that has decades of experience at the intersection of climate change and capitalism, and includes veterans from NRG, Credit Suisse, General Electric and Green Mountain Power. For more information, please visit climaterealimpactsolutions.com.

Important Information About the Business Combination and Where to Find It

In connection with the proposed business combination, CRIS intends to file a preliminary proxy statement and definitive proxy statement with the Securities and Exchange Commission (“SEC”). The preliminary and definitive proxy statements and other relevant documents will be sent or given to the stockholders of CRIS as of the record date established for voting on the proposed business combination and will contain important information about the proposed business combination and related matters. Stockholders of CRIS and other interested persons are advised to read the preliminary proxy statement and any amendments thereto and, once available, the definitive proxy statement, in connection with CRIS’s solicitation of proxies for the meeting of stockholders to be held to approve, among other things, the proposed business combination because the proxy statement will contain important information about CRIS, EVgo and the proposed business combination. When available, the definitive proxy statement will be mailed to CRIS’s stockholders as of a record date to be established for voting on the proposed business combination. Stockholders will also be able to obtain copies of the proxy statement, without charge, once available, at the SEC’s website at www.sec.gov/ or by directing a request to: Climate Change Crisis Real Impact I Acquisition Corporation, 300 Carnegie Center, Suite 150 Princeton, NJ 08540, Attention: Secretary, telephone: (212) 847-0360. The information contained on, or that may be accessed through, the websites referenced in this press release is not incorporated by reference into, and is not a part of, this press release.

Participants in the Solicitation

CRIS, EVgo and their respective directors and executive officers may be deemed participants in the solicitation of proxies from CRIS’s stockholders in connection with the business combination. CRIS’s stockholders and other interested persons may obtain, without charge, more detailed information regarding the directors and officers of CRIS in CRIS’s final prospectus filed with the SEC on September 30, 2020 in connection with CRIS’s initial public offering. Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of proxies to CRIS’s stockholders in connection with the proposed business combination is set forth in the preliminary proxy statement for the proposed business combination. Additional information regarding the interests of participants in the solicitation of proxies in connection with the proposed business combination is also included in the preliminary proxy statement that CRIS has filed with the SEC.

Forward-Looking Statements

This press release includes certain statements that are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. All statements, other than statements of present or historical fact included in this press release, regarding CRIS’s proposed business combination with EVgo, CRIS’s ability to consummate the transaction, the benefits of the transaction and the combined company’s future financial performance, as well as Evgo’s and the combined company’s strategy, future operations, estimated financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management are forward-looking statements. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of the respective management of CRIS and EVgo and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of CRIS or EVgo. Potential risks and uncertainties that could cause the actual results to differ materially from those expressed or implied by forward-looking statements include, but are not limited to, changes in domestic and foreign business, market, financial, political and legal conditions; the inability of the parties to successfully or timely consummate the business combination, including the risk that any regulatory approvals are not obtained, are delayed or are subject to unanticipated conditions that could adversely affect the combined company or the expected benefits of the business combination or that the approval of the stockholders of CRIS or EVgo is not obtained; failure to realize the anticipated benefits of business combination; risk relating to the uncertainty of the projected financial information with respect to EVgo; the amount of redemption requests made by CRIS’s stockholders; the overall level of consumer demand for EVgo’s products; general economic conditions and other factors affecting consumer confidence, preferences, and behavior; disruption and volatility in the global currency, capital, and credit markets; the financial strength of EVgo’s customers; EVgo’s ability to implement its business strategy; changes in governmental regulation, EVgo’s exposure to litigation claims and other loss contingencies; disruptions and other impacts to EVgo’s business, as a result of the COVID-19 pandemic and government actions and restrictive measures implemented in response; stability of EVgo’s suppliers, as well as consumer demand for its products, in light of disease epidemics and health-related concerns such as the COVID-19 pandemic; the impact that global climate change trends may have on EVgo and its suppliers and customers; EVgo’s ability to protect patents, trademarks and other intellectual property rights; any breaches of, or interruptions in, CRIS’s information systems; fluctuations in the price, availability and quality of electricity and other raw materials and contracted products as well as foreign currency fluctuations; changes in tax laws and liabilities, tariffs, legal, regulatory, political and economic risks. More information on potential factors that could affect CRIS’s or EVgo’s financial results is included from time to time in CRIS’s public reports filed with the SEC, including its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K as well as the preliminary and the definitive proxy statements that CRIS intends to file with the SEC in connection with CRIS’s solicitation of proxies for the meeting of stockholders to be held to approve, among other things, the proposed business combination. If any of these risks materialize or CRIS’s or EVgo’s assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that neither CRIS nor EVgo presently know, or that CRIS and EVgo currently believe are immaterial, that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect CRIS’s and EVgo’s expectations, plans or forecasts of future events and views as of the date of this press release. CRIS and EVgo anticipate that subsequent events and developments will cause their assessments to change. However, while CRIS and EVgo may elect to update these forward-looking statements at some point in the future, CRIS and EVgo specifically disclaim any obligation to do so, except as required by law. These forward-looking statements should not be relied upon as representing CRIS’s or EVgo’s assessments as of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Contacts:

EVgo

For Investors:

EVgoIR@icrinc.com

For Media:

EVgoPR@icrinc.com

Climate Real Impact Solutions

For Investors:

Daniel Gross

dan.gross@climaterealimpactsolutions.com

For Media:

Isaac Steinmetz

Director of Media Relations

cris@antennagroup.com

646-883-3655

LS Power

Steven Arabia

Director, Government Affairs & Media Relations

sarabia@lspower.com

609-212-3857

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